SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

IF Bancorp, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	45-1834449
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

201 East Cherry Street
Watseka, Illinois	60970
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

common stock, par value $0.01 per share	The NASDAQ Stock Market LLC
(Title of each class to be registered)	(Name of each exchange on which
each class is to be registered)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-172843

Securities to be registered pursuant to Section 12(g) of the Act:

                                         None

(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.

For a description of the Registrant’s securities, reference is made to “Description of Capital Stock,” “Our Policy Regarding Dividends” and “Market for the Common Stock” in the Registrant’s Registration Statement on Form S-1 (File No. 333-172843) (the “Registration Statement”), initially filed with the SEC on March 16, 2011 and amended on April 28, 2011, which is hereby incorporated by reference. For a description of the provisions of the Registrant’s Articles of Incorporation and Bylaws that may render a change in control of the Registrant more difficult, reference is made to “Restrictions on Acquisition of IF Bancorp, Inc.” and “Description of Capital Stock” in the Registration Statement.

Item 2. Exhibits.

1.	Registration Statement on Form S-1 (Registration Number 333-172843) dated March 16, 2011, as amended April 28, 2011, is hereby incorporated by reference.

2.	Articles of Incorporation, (incorporated by reference to Exhibit 3.1 of the Registration Statement on Form S-1 as filed on March 16, 2011 and amended on April 28, 2011).

3.	Bylaws (incorporated by reference to Exhibit 3.2 of the Registration Statement on Form S-1 as filed on March 16, 2011 and amended on April 28, 2011).

4.	Specimen Stock Certificate (incorporated by reference to Exhibit 4 of the Registration Statement on Form S-1 as filed on March 16, 2011 and amended on April 28, 2011).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

IF BANCORP, INC.

Date: July 6, 2011	By:	/S/ ALAN D. MARTIN
Alan D. Martin
President and Chief Executive Officer